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                      SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
  [ ] Preliminary Proxy Statement
  [ ] Definitive Proxy Statement
  [X] Definitive Additional Materials
  [ ] Soliciting Material Pursuant to Section 240.14a-ll(c) or
      Section 240.14a-12

                        AMSERVE HEALTH CARE INC

 ..............................................................................
             (Name of Registrant as Specified In Its Charter)

 ..............................................................................
               (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
  [ ] $125 per Exchange Act Rules 0-ll(c)(l)(ii), 14a-6(i)(1), or
      14a-6(i)(2).
  [ ] $500 per each party to the controversy pursuant to Exchange Act
      Rule 14-6(i)(3).
  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  1) Title of each class of securities to which transaction applies:

     .........................................................................
  2) Aggregate number of securities to which transaction applies:

     .........................................................................
  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     .........................................................................
  4) Proposed maximum aggregate value of transaction:

     .........................................................................

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

       ..............................................................

    2) Form, Schedule or Registration Statement No.:

       ..............................................................

    3) Filing Party:

       ..............................................................

    4) Date Filed:

       ..............................................................


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                                   AMSERV LOGO

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July 22, 1996

Dear Fellow Shareholders:

I am very pleased to provide you with the enclosed proxy materials for our upcoming Annual Meeting of Shareholders. Of particular importance is the proposal to merge AMSERV HEALTHCARE INC. ("AMSERV") into Star Multi Care Services, Inc. ("Star").

WE STRONGLY URGE YOU TO REVIEW THE ENCLOSED MATERIALS AT YOUR EARLIEST CONVENIENCE AND RETURN THE ENCLOSED PROXY CARD WITH YOUR VOTE AS SOON AS POSSIBLE. THE MERGER REQUIRES APPROVAL BY THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF AMSERV COMMON STOCK. CONSEQUENTLY, IF YOU DO NOT VOTE, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE STAR MERGER.

As we have previously written you, your Board concluded the Star merger, which is the product of an extensive review of possible business combinations, is in the best interests of all the shareholders.

Please review the enclosed proxy statement carefully for full details of the Star merger. In particular, you should consider the following:

       IF THE MERGER IS APPROVED, EACH AMSERV SHAREHOLDER WILL RECEIVE ONE SHARE OF STAR COMMON STOCK FOR EACH 2.445 SHARES OF AMSERV COMMON STOCK.

       ON JULY 19, 1996, THE CLOSING PRICE ON NASDAQ FOR STAR COMMON STOCK WAS $7.50 PER SHARE.

       STAR IS AN ESTABLISHED PUBLIC COMPANY WITH AN ANNUALIZED RATE OF SALES OF APPROXIMATELY $40 MILLION AND A TRACK RECORD OF 16 QUARTERS OF RECORD SALES AND EARNINGS.

       THE MERGER OF STAR AND AMSERV WOULD RESULT IN A COMBINED COMPANY WITH SALES OF APPROXIMATELY $54 MILLION, SIMILAR LINES OF
       BUSINESS, CLOSE GEOGRAPHIC LOCATIONS AND SIGNIFICANT COST SAVINGS FROM CONSOLIDATION OF CORPORATE FUNCTIONS.

If you have any questions or require any assistance in voting your shares, please call our proxy solicitor, Georgeson & Company Inc., toll free, at 1-800-223-2064.

Thank you,

Leslie Hodge
Secretary

- ------- AMSERV HEALTHCARE INC.   3252 Holiday Court,
                     Suite 204   La Jolla, CA 92037   (619) 597-1000 ---------